Exhibit 6.1

Regulation A+ Advisory Agreement

March 26, 2021

CONFIDENTIAL

Thank you for choosing Rialto Markets LLC ("Rialto Markets LLC" or "Advisor") to assist Mission First Capital, LLC (the "Company" or "you") in connection with its intent to issue securities and/or affect a Financing. (as defined below).

Rialto Markets LLC and its Representatives will act as the Broker of Record, the Company's issuance advisor, and in such capacity, in addition to providing the trading platform on which the securities could match in the secondary market after issuance. Rialto Markets LLC will provide the Company with such advice and services as is customary and appropriate such as;

a. Act as the Broker of Record for 1A (SEC) and 5110 (FINRA).
b. Provide introductions and coordination with engaging additional parties and service providers
c. assisting and advising the Company in any matters related to proposed Financing and participating in negotiations with prospective investors;
d. assist with use of an "Issuer Reg A Raise" website where potential and current investors begin the process of onboarding/investing by entering their interest, required personal information and review and sign all offering related documentation;
e. performing AML/KYC on all investors;
f. coordination with Registered Transfer Agent of the Company;
g. coordination with the escrow agent of the Company for funds raised;
h. coordination with the Company's legal partners; and
i. providing other financial advisory services normal and customary for similar transactions and as may be mutually agreed upon by Rialto Markets LLC and the Company (collectively, the "Services").

This letter (including the attached Schedule A) and the endorsement showing acceptance of these terms by the Company which appears at the end of this letter, or on a copy of this letter, together constitute the "Agreement". For purposes hereof, "Financing" shall mean, whether in one or a series of transactions, the sale of equity securities of the Company, either through private placements, registered public offerings of securities or structured financings. The foregoing shall exclude the sale of a properties owned by the Company in whole or in part.

A) Company Information

For Rialto Markets LLC to provide advice pursuant to the terms of this Agreement, we will require that all relevant material information related to our engagement be made available to us, that Rialto Markets LLC be kept informed of any material developments, events or proposals and that no initiatives relevant to the engagement be taken without notice to us. All material announcements, statements or documents in written or

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Confidential Page 4 of 7 Phil Capron CEO 03 / 30 / 2021 Doc ID: 71983a85ff4bab3f767426dfde50dcdc3fd26e9f

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HELLOSIGN

Audit Trail

TITLE	Mission First Capital - Rialto Markets Advisory Agreement...
FILE NAME	MFC - Reg A+ Advi... 2021March29).pdf
DOCUMENT ID	71983a85ff4bab3f767426dfde50dcdc3fd26e9f
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	● Completed

Document History

SENT	**03 / 29 / 2021** 14:19:26 UTC-5	Sent for signature to Phil Capron (phil@missionfirstcapital.co) and Joel Steinmetz (joel@rialtomarkets.com) from compliance@rialtomarkets.com IP: 173.54.35.233
VIEWED	**03 / 30 / 2021** 09:36:39 UTC-5	Viewed by Phil Capron (phil@missionfirstcapital.co) IP: 70.160.90.164
SIGNED	**03 / 30 / 2021** 09:37:39 UTC-5	Signed by Phil Capron (phil@missionfirstcapital.co) IP: 70.160.90.164
VIEWED	**03 / 30 / 2021** 10:57:07 UTC-5	Viewed by Joel Steinmetz (joel@rialtomarkets.com) IP: 68.192.216.74
SIGNED	**03 / 30 / 2021** 10:58:17 UTC-5	Signed by Joel Steinmetz (joel@rialtomarkets.com) IP: 68.192.216.74
COMPLETED	**03 / 30 / 2021** 10:58:17 UTC-5	The document has been completed.

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